UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2006
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	Commission File No.)	(I.R.S. Employer Identification No.)
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:(858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 1.1
EXHIBIT 5.1
EXHIBIT 8.1
Item 8.01 Other Events.
          On August 16, 2006, BioMed Realty Trust, Inc. (the “Company”) entered into an underwriting agreement with Raymond James & Associates, Inc., as the representative of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 6,950,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), plus up to an additional 1,042,500 shares of Common Stock pursuant to the Underwriters’ over-allotment option, at a price to the public of $28.75 per share. The Underwriters exercised their over-allotment option in full on August 18, 2006. The offering closed on August 21, 2006. Gross proceeds from the offering of an aggregate of 7,992,500 shares were approximately $229.8 million. After the closing of this offering, the number of shares of Common Stock outstanding is 65,221,232 shares.
          The Company expects to use the net proceeds of this offering to repay a portion of the outstanding indebtedness under its existing $500.0 million revolving credit facility and for other general corporate and working capital purposes.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement, dated as of August 16, 2006, between the Company, BioMed Realty, L.P. and Raymond James & Associates, Inc. as representative of the Underwriters
5.1	Opinion of Venable LLP
8.1	Opinion of Latham & Watkins LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 8.1 hereto)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2006	BIOMED REALTY TRUST, INC.
	By:	/s/ KENT GRIFFIN
		Name:	Kent Griffin
		Title:	Chief Financial Officer